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EXHIBIT 10.49


                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT is made and entered into on May 21, 2002, between Telenetics Corporation, a California corporation ("Debtor"), and Corlund Electronics, Inc., a Delaware corporation ("Secured Party").

                                    ARTICLE 1

                           Grant of Security Interest
                           --------------------------

         1. As an inducement to Secured Party to extend or continue to extend credit to Debtor and for other good and valuable consideration, receipt of which is hereby acknowledged, Debtor hereby grants to Secured Party a security interest in all of the property described in Exhibit "A" attached hereto and incorporated by this reference, in which Debtor now has or hereafter acquires an interest and wherever located (all of which is herein called the "Collateral").

                                    ARTICLE 2

                               Secured Obligations
                               -------------------

         2. The security interest granted in Article 1 is granted to secure the following obligations ("Secured Obligations"):

                  2.1. Payment of all obligations of Debtor to Secured Party for products manufactured and delivered to Debtor, such indebtedness being evidenced by one or more accounts payable of Debtor to Secured Party (the "Payables")

                  2.2. Performance of and compliance with all of the terms, covenants and conditions of this Security Agreement, and all other agreements, instruments and documents securing the obligations of Debtor under the Payables or executed by Debtor in connection with the transaction giving rise to the execution of such Payables.

                                    ARTICLE 3

               Representations, Warranties and Covenants of Debtor
               ---------------------------------------------------

         3. Debtor hereby represents and warrants to and agrees with Secured Party as follows:

                  3.1. Debtor will observe all conditions, comply with all terms, and perform all acts and discharge all obligations secured hereby.

                  3.2. Debtor will (a) execute any and all financing statements, amendments to financing statements, continuation statements, fixture filings and such other agreements, assignments and documents that Secured Party may reasonably request from time to time in order to perfect or continue the security interest of Secured Party in the Collateral or otherwise carry out the purposes and intent of this Security Agreement and (c) take such other steps as Secured Party may direct, including the noting of Secured Party's lien on the Collateral, to perfect or continue the security interest of Secured Party in the Collateral.


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                  3.3. To the extent lawful, Debtor hereby authorizes Secured
Party to perform any act which Secured Party may deem necessary in order to protect and preserve the Collateral or any part thereof or to perfect and continue the security interest of Secured Party therein.

                  3.4. The Collateral is used and will at all times hereafter be used primarily for business purposes and not for personal, family or household purposes.

                  3.5. Debtor will promptly notify Secured Party in the event of (a) any claim or proceeding that might in any way affect or impair the security interest created hereby, (b) any default arising under this Security Agreement, or (c) any change in the name, place of business, mailing address or legal form of organization of Debtor.

                                    ARTICLE 4

                            Acts Constituting Default
                            -------------------------

         4. The happening of any of the following events shall constitute a default by Debtor under this Security Agreement:

                  4.1. A court having jurisdiction shall enter a decree or order for relief in respect of Debtor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, trustee, liquidator, custodian or other similar official of Debtor or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; provided, however, that if Secured Party is a party to bringing such case, directly or indirectly causes such case to be brought, or has any other involvement in the events described in this Section 4.1 (i.e., Secured Party is involved in obtaining the involuntary bankruptcy of Debtor), the events of this
Section 4.1 shall not result in a default by Debtor under this Security Agreement; or

                  4.2. Debtor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in any involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee, liquidator, custodian or other similar official of Debtor or for any substantial part of its property, or shall make a general assignment for the benefit of creditors; provided, however, that if Secured Party is a party to bringing the involuntary case consented to by Debtor, or directly or indirectly causes such involuntary case to be brought against Debtor, the consent to such order or appointment shall not result in a default by Debtor under this Security Agreement.

                                   ARTICLE 5

                      Secured Party's Remedies Upon Default
                      -------------------------------------

         5. Upon, or at any time after, a default by Debtor, as set forth above, Secured Party shall have the right to enforce the security interest created hereby in any manner provided or permitted by applicable law and to exercise any and all rights under this Security Agreement, the Payables or any other agreement, instrument or document described in Section 2.2. Without limiting the generality of the foregoing, Secured Party shall have the right to:

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                  5.1. Declare the entire indebtedness secured hereby
immediately due and payable;

                  5.2. Exercise all rights and remedies of a secured party under the California Uniform Commercial Code;

                  5.3. Require Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to both parties;

                  5.4. Enter upon the premises where the Collateral is kept and possess and remove the same without judicial process if Secured Party can do so without a breach of the peace, or proceed by legal action to take possession of the Collateral;

                  5.5. Notify an account debtor or the obligor on an instrument to make payment to Secured Party, and take control of any proceeds to which Secured Party is entitled;

                  5.6. Retain the Collateral in satisfaction of the Secured Obligations;

                  5.7. Execute, acknowledge, deliver, file and record, for and on behalf of Debtor and in Debtor's name as attorney-in-fact for Debtor, such assignments, conveyances, certificates and other documents that Secured Party deems appropriate to realize upon or retain the Collateral; and

All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

                                   ARTICLE 6

                                     Notices
                                     -------

         6. The following shall control the giving of any notice hereunder:

                  6.1. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor (if Debtor has not waived or varied its right to notice after default) reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale or other intended disposition thereof is to be made.

                  6.2. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to Debtor's address at least five (5) business days before the date of any sale or disposition.

                  6.3. Any notice provided for in this Security Agreement shall be in writing and shall be delivered personally or may be sent by first class mail, registered or certified, return receipt requested, postage prepaid to:

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         Secured Party                         Debtor
         -------------                         ------

         14101 Myford Road                     25111 Arctic Ocean
         Tustin, CA 92780                      Lake Forest, CA 92630
         Attn: Chief Financial Officer         Attn: Chief Financial Officer

                  6.4. Any notice mailed to Debtor will be deemed effective three (3) business days after deposit in the United States mails.

                  6.5. Debtor shall provide to Secured Party a complete and up-to-date listing of the names and addresses of all parties to whom notices should be mailed. Unless Debtor has, in writing by return receipt certified or registered mail, informed Secured Party of any changes in address, notice mailed to the address in this Security Agreement shall be deemed to be effective.

                                    ARTICLE 7

                               General Provisions
                               ------------------

         7. This Security Agreement is subject to and shall be construed in accordance with the following provisions:

                  7.1. This Agreement applies to and shall inure to the benefit of the successors and assigns of Secured Party and shall bind the successors and assigns of Debtor.

                  7.2. This Agreement sets forth the entire agreement between Debtor and Secured Party with respect to all matters herein, and the provisions hereof may not be changed or modified except by an instrument in writing signed by the parties hereto.

                  7.3. All covenants, agreements, representations and warranties made herein or in documents delivered pursuant hereto or in connection herewith shall be deemed to have been material and relied upon by Secured Party and shall survive the execution and delivery to Secured Party.

                  7.4. Time is of the essence of this Agreement.

                  7.5. No course of dealing between Debtor and Secured Party, or failure, neglect or delay by Secured Party in exercising any and all of Secured Party's rights hereunder shall operate as a waiver, forfeiture or abandonment of any such right except only to the extent explicitly waived in writing.

                  7.6. This Agreement is being delivered and is intended to be performed in the State of California and shall be construed in accordance with the laws of the State of California. Venue in any action based upon this Agreement shall be proper in Orange County.

                  7.7. In the event any provision or provisions hereof are adjudged invalid or unenforceable, the remaining provisions shall continue in full force and effect.

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                  7.8. In any arbitration or suit brought to enforce any of the provisions of this or any other agreement between Secured Party and Debtor, upon request of Secured Party as plaintiff or cross-complainant, the arbitrator or court having jurisdiction over such proceeding may appoint a receiver to take possession of and control the Collateral, and such receiver may exercise such powers over the Collateral as the arbitrator or court shall confer. Secured Party may obtain the appointment of a receiver ex parte and Debtor waives the right to any prior notice.

                  7.9 The security interest created hereby shall terminate upon the earlier to occur of the following: (a) full payment and discharge of all Secured Obligations or (b) full payment of all accounts receivable of Debtor that have been assigned to Secured Party. Upon such termination, Secured Party shall execute and deliver to Debtor such termination statements and other documents as may be reasonably requested by Debtor to terminate any financing statement then on file or of record with respect to the security interest created hereby.

                  7.10 Secured Party agrees with Debtor that in the event Debtor is able to secure financing from a senior lender after the date of this Agreement and prior to the termination of this Agreement, Secured Party shall execute and deliver to Debtor such documents as may be reasonably requested by Debtor and such senior lender to subordinate Secured Party's security interest to the security interest granted to the senior lender.

         IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed and delivered on the date first written above.

DEBTOR:

Telenetics Corporation, a California corporation


By: /s/ David Stone
    -----------------------------
      Its: President
           ----------------------


By: /s/ George Rombach
    -----------------------------
      Its: Assistant Secretary
           ----------------------

SECURED PARTY:

Corlund Electronics, Inc,.a Delaware corporation


By: /s/ Gregory Morris
    -----------------------------
      Its: Secretary
           ----------------------


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                                   EXHIBIT "A"

                                   COLLATERAL


(1) All accounts, contract rights, chattel paper, and instruments, and all other obligations now or hereafter owing to Debtor and (2) all substitutions, additions and accessions to any or all of the foregoing items of Collateral.


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